Exhibit 10.21
ESCROW AGREEMENT
     This Escrow Agreement (“Escrow Agreement”), dated as of July [ ], 2007, is entered into, by and among Polymedix, Inc., a Delaware corporation (the “Company”), Needham & Company LLC (“Needham” or the “Lead Placement Agent”) and WBB Securities, LLC (“WBB” and together with Needham, the “Placement Agents”) and JPMorgan Chase Bank, N.A., a national banking association incorporated under the laws of the United States of America (the “Escrow Agent”).
     WHEREAS, the Company and the Placement Agents have entered into a Placement Agency Agreement (“Placement Agreement”) dated as of the date hereof by and between the Company and the Placement Agents, pursuant to which the Company proposes to issue and sell [                    ] shares and [                    ] warrants to purchase [                    ] shares of its common stock, $0.001 par value per share (the “Units”), to certain investors (the “Investors,” or each, a “subscriber”);
     WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 (Registration No.333-142787) (which, together with all amendments or supplements thereto, is referred to herein as the “Registration Statement”);
     WHEREAS, the Placement Agents, as agents of the Company, propose to solicit offers to purchase the Units from the Company by the Investors and to receive subscriptions from such Investors for the total number of Units being offered pursuant to the terms and conditions of the Placement Agreement;
     WHEREAS, with respect to all subscription payments received from subscribers (the “Subscription Payments”), the parties propose to establish an escrow account with the Escrow Agent at the office of its escrow administration, JPMorgan Chase Bank, N.A., Institutional Trust Services, 4 New York Plaza, 21st Floor, New York, New York 10004.
     WHEREAS, the offering of the Units will terminate on December 31, 2007 and, if Subscription Payments for the total number of Units have not been received by the Company on or before such date, no Units will be sold and all Subscription Payments made by subscribers will be refunded by the Escrow Agent pursuant to the terms and conditions of this Agreement, without interest; and
     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the escrow account will be established and maintained.
     NOW THEREFORE, it is agreed as follows:
     1. Establishment of Escrow. The Escrow Agent hereby agrees to establish a non-interest bearing escrow-account (the “Escrow Account”), for the deposit with the Escrow Agent of the Subscription Payments and to receive and disburse the proceeds from such Subscription Payments in accordance with the terms and conditions of this Escrow Agreement.

     2. Deposit of Escrowed Property. The subscribers for the Units shall deposit with the Escrow Agent funds (via wire transfer or check) evidencing the Subscription Payments of the subscribers delivered in payment for the Units (the “Escrowed Property”). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the Escrow Agent. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Lead Placement Agent, on behalf of such subscriber, in the same manner notices are delivered pursuant to Section 5 hereof. Upon receipt of funds or checks from the subscribers, the Escrow Agent shall credit such funds and the amount of such checks to the Escrow Account. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent shall liquidate to the extent of such dishonored check amount and debit the Escrow Account for the amount of such dishonored check.
     3. List of Subscribers. The Lead Placement Agent shall furnish or cause to be furnished to the Escrow Agent and the Company, at the time of each deposit of funds or checks pursuant to Section 2 hereof, a list, substantially in the form of Exhibit A hereto, containing the name, the address, the number of Units subscribed for, the Subscription Payment delivered to the Escrow Agent, and the social security or certified taxpayer identification number, if applicable, of each subscriber whose funds are being deposited (the “Subscriber List”). The Escrow Agent shall notify the Placement Agents and the Company of any discrepancy between the amount of the Subscription Payments set forth on the Subscriber List delivered pursuant to this Section 3 and the amount of any Subscription Payment received by the Escrow Agent. The Escrow Agent is authorized to revise the Subscriber List, upon written approval of the Lead Placement Agent, to reflect the actual amount of Subscription Payments received and the release of any Subscription Payment pursuant to Section 4 hereof.
     4. Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall receive a (i) written notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”), from the Company; or (ii) a final and non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Lead Placement Agent, that instructs the Escrow Agent as to the disbursement of the Escrowed Property, the Escrow Agent shall promptly after receipt of such Offering Termination Notice or court order, and the clearance of all checks received by the Escrow Agent as Escrowed Property and in no event more than five business days thereafter send to each subscriber listed on the Subscriber List held by the Escrow Agent pursuant to Section 3 hereof whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount attributable to such subscriber of the remaining Subscription Payment held by the Escrow Agent as set forth on such Subscriber List held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agents of the distribution of such funds to the subscribers.
          (b) In the event that (i) the Units have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice or final and non-appealable court order as set forth in paragraph (a) above shall have been delivered to the Escrow Agent, the Company and the Lead Placement Agent, shall deliver to the Escrow Agent a joint written notice, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the date on which Units are to be sold and delivered to the subscribers thereof as of the “Closing Date”, which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, and identifying the subscribers and the number of Units to be sold to each subscriber thereof on such Closing Date. Such Closing Notice, unless one of the parties objects, shall be delivered on the Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks shall, on such Closing Date, pay to the Company, the Lead Placement Agent and the Escrow Agent, in federal or other immediately available funds and otherwise in the manner and amount specified by the Company and the Lead Placement Agent in such Closing Notice, an amount equal to the aggregate of the Subscription Payments paid by the subscribers identified in such Closing Notice for the Units to be sold on such Closing Date as set forth on the Subscriber List held by the Escrow Agent pursuant to Section 3 hereof.
          (c) If at any time and from time to time prior to the release of any subscriber’s total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from the Escrow Account, the Company shall deliver to the Escrow Agent a written notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent shall promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount.
          (d) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber’s address furnished to the Escrow Agent pursuant to Section 3 hereof.
     5. Notices. Any notice, instruction or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (a) when delivered by hand, (b) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, (c) four (4) business days after it is sent by mail, registered or certified, with proper postage prepaid, return receipt requested, or (d) upon receipt of confirmation when transmitted via facsimile, and in the case of each of clauses (a), (b), (c) and (d) of this Section 5 when addressed as follows:

If to the Company, to:
Polymedix, Inc.
170 N. Radnor-Chester Road
Suite 300
Radnor, Pennsylvania 19087
Attn: Edward F. Smith, CFO
with a copy to:
Pepper Hamilton. LLP
400 Berwyn Park
899 Cassatt Avenue
Berwyn, Pennsylvania 19312
Attn: Jeffrey P. Libson
if to the Placement Agents, to:
Needham & Company, LLC
445 Park Avenue
New York, NY 10022
Attn: Corporate Finance Department
and
WBB Securties, LLC
16835 West Bernardo Drive
Suite 203,
San Diego, CA 92127
Attn: Corporate Finance Department
with a copy to:
Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attn: Andrew J. Hickey and Frederick P. Callori
if to the Escrow Agent, to:
JPMorgan Chase Bank, N.A.
4 New York Plaza, 21st Floor

New York, NY 10004
Attention: Florence Hanley
Facsimile: (212) 623-6811
or to such other address as the person to whom notice is to be given may have previously furnished to all other parties in the above-referenced manner. Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. In addition, notices of changes of address shall not be effective until received.
     6. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Placement Agents that:
          (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.
          (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.
The Company and the Placement Agents shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “Indemnitees”) from all loss, liability or expense (including the reasonable and documented fees and expenses of in-house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any Indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such Indemnitee, or (ii) its following any instructions or other directions from the Company or the Placement Agents, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Notwithstanding anything to the contrary in this Section 6, any amounts owed by the Company and/or the Placement Agents to any Indemnitee pursuant to this Section 6 shall not exceed the amount of the Escrow Agent fees received by the Escrow Agent pursuant to an in accordance with the terms of this Agreement plus the reasonable and documented fees and expenses of in-house or outside counsel to such Indemnitee. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.
          (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder by the Company or the Placement Agents without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The

Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
          (d) No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.
          (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.
          (f) The Company and the Placement Agents have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8 or W-9 and/or other required documentation requested by the Escrow Agent in writing. The Company and the Placement Agents each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms Any tax returns to be filed will be prepared and filed by the Company and/or the Placement Agents with the IRS and any other taxing authority as required by law. The Escrow Agent shall have no responsibility for the preparation of or reporting of any information to the IRS or other taxing authority unless directed to do so by the appropriate authorized party.
          (g) This paragraph (g) and paragraph (b) of this Section 6 shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.
          (h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.
          (i) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
          (j) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of written notice of termination signed by both the Company and the Lead Placement Agent or at any time may resign by giving written notice to such effect to the Company and the Lead Placement Agent not less than 60 days’ prior to the date when such resignation shall take effect. Upon the effectiveness of any such termination or resignation, the Escrow Agent shall promptly deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement except to the extent resulting from its gross negligence or willful misconduct. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is: (A) 30 days after the date of delivery to the Escrow Agent of the other parties’ notice of termination or (B) 60 days after the date of delivery to the other parties hereto of the Escrow Agent’s written notice of resignation. If at the time of any termination or resignation the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and shall, until such time as a successor Escrow Agent is appointed, maintain the Escrowed Property pursuant to the terms and conditions of this Escrow Agreement.
          (k) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Units resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to refrain from taking any action and retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the Company and the Placement Agents directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement.
          (l) As consideration for the performance by the Escrow Agent of its duties herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit F hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable and documented expenses of third parties, incurred by the Escrow Agent in performance of its duties hereunder (including reasonable and documented fees and expenses of its outside counsel).
          (m) The other parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 5 hereof, provided that nothing in this Section 6(m) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.
          (n) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed). The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement (including all exhibits thereto) and the

Placement Agency Agreement and in the filings made by the Company under the Securities Exchange Act of 1934, as amended including the filing of this Agreement as an exhibit thereto.
          (o) Notwithstanding anything in this Escrow Agreement to the contrary, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage or regardless of the form of action.
          (q) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopy or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit E hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The individuals authorized to give or confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Lead Placement Agent or the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer as designated on Exhibit E.
     7. Miscellaneous.
          (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any other third party. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.
          (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).
          (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto. No waiver hereunder shall be effective unless in a writing signed by the party to be charged and the Escrow Agent.
          (d) This Escrow Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.

          (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.
          (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute the original.
          (g) Account Opening Information/TINs. Important Information about Procedures for Opening a New Account.
          (i) For accounts opened in the US: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, we will ask for information that will allow us to identify relevant parties.
          (ii) For non-US accounts: To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

POLYMEDIX, INC.
By:
	Name:	Edward F. Smith
	Title:	Chief Financial Officer

NEEDHAM & COMPANY, LLC
By:
Name:
Title:

WBB SECURITIES, LLC
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:

EXHIBIT A
SUMMARY OF CASH RECEIVED
NEW PARTICIPANT DEPOSIT

Date:
Deposit Date:	List Number:
Investment Date: Batch Number:	Page _ of Approved By:
JOB#:
          For Bank use only
TITLE:

		*		*	AMOUNT OF	*	TAX ID NO./	|		|	FOR BANK
NAME		*	DEPOSIT	*	SHARES[ADD COLUMN FOR WARRANTS					*	ADDRESS	|	SOC.SEC. NO.

		*	USE ONLY

		* * * * *		* * * * *		* * * * *		* * * * *		* * * * *		* * *	TAX CODE EXEMPT(Y/N) W-9(YR) NRA 1008(87)

Broker	Misc.	* * * * * *		* * * * * *		* * * * * *		* * * * * *	Misc. II	* * * * * *	Misc. III	| * * * * *	TAX CODE EXEMPT(Y/N) W-2(YR) NRS W-8(YR) 1008(87)

Broker	Misc.	* * * * * *		* * * * * *		* * * * * *		* * * * * *	Misc. II	* * * * * *	Misc. III	| * * * * *	TAX CODE EXEMPT(Y/N) W-2(YR) NRS W-8(YR) 1008(87)

Broker	Misc.	* * * * * *		* * * * * *		* * * * * *		* * * * * *	Misc. II	* * * * * *	Misc. III	| * * * * *	TAX CODE EXEMPT(Y/N) W-2(YR) NRS W-8(YR) 1000(87)

Broker	Misc.	*		*		*		*	Misc. II	*	Misc. III	|
		*		*		*		*		*		*

A-1

EXHIBIT B
[Form of Offering Termination Notice]
                           , 2007
JPMorgan Chase Bank, N.A.
4 New York Plaza
21st Floor
New York, NY 10004
Attention: Florence Hanley
Dear Ms. :
          Pursuant to Section 4(a) of the Escrow Agreement dated as of July[ ], 2007 (the “Escrow Agreement”) by and among Polymedix, Inc. (the “Company”), Needham & Company, LLC and WBB Securities, LLC, as placement agents, and JPMorgan Chase Bank, N.A., the Company hereby notifies you of the termination of the offering of the Units (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours, Polymedix, Inc.
By:
	Name:	Edward F. Smith
	Title:	Vice President, Finance and Chief Financial Officer

B-1

EXHIBIT C
[Form of Closing Notice]
                           , 2007
JPMorgan Chase Bank, N.A.
4 New York Plaza
21st Floor
New York, NY 10004
Attention: Florence Hanley
Dear:
          Pursuant to Section 4(b) of the Escrow Agreement dated as of July[ ], 2007 (the “Escrow Agreement”) by and among Polymedix, Inc. (the “Company”), Needham & Company, LLC and WBB Securities, LLC, as placement agents as placement agents, and JPMorgan Chase Bank, N.A., the Company hereby certifies that, subject to its receipt of the Subscription Payments for the Units (as that term is defined in the Escrow Agreement), the Company will sell and deliver Units to the subscribers thereof at a closing to be held on July [___], 2007 (the “Closing Date”). The names of the subscribers concerned, the number of Units subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.
          We hereby request that the aggregate Subscription Payments be distributed to the Placement Agents, to the Escrow Agent and us as follows:
1.	To the Company, $ ;

2.	To Needham & Company, LLC ;

3.	To WBB Securities, LLC ;

4.	To the Escrow Agent, $2,500.

C-1

          These instructions may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Very truly yours, POLYMEDIX, INC.
By:
	Name:	Edward F. Smith
	Title:	Chief Financial Officer

NEEDHAM & COMPANY, LLC
By:
Name:
Title:

WBB SECURITIES, LLC
By:
Name:
Title:

C-2

SCHEDULE I

Name of	Number of	Number of	Subscription
Subscriber	Common Stock	Warrants	Amount

EXHIBIT D
[Form of Subscription Termination Notice]
                           , 2007
JPMorgan Chase Bank, N.A.
4 New York Plaza
21st Floor
New York, NY 10004
Attention: Audrey Mohan
Dear Ms. :
          Pursuant to Section 4(c) of the Escrow Agreement as of July[ ], 2007 (the “Escrow Agreement”) by and among Polymedix, Inc. (the “Company”), Needham & Company, LLC and WBB Securities, LLC, as placement agents as placement agents, and JPMorgan Chase Bank, N.A., the Company hereby notifies you that the following subscription(s) have been rejected:

	Amount of	Dollar
	Subscribed	Amount of
Name of	Units	Rejected
Subscriber	Rejected	Subscription

Very truly yours, Polymedix, Inc.
By:
	Name:	Edward F. Smith
	Title:	Chief Financial Officer

EXHIBIT E
Telephone Number(s) for Call-Backs and
Person(s) Designated to Give or Confirm Funds Transfer Instructions
If to the Lead Placement Agent:

Name	Telephone Number	Signature Specimen

If to the Company:

Name	Telephone Number	Signature Specimen

Edward F. Smith	(484) 598-2332
Telephone call-backs shall be made to the Lead Placement Agent and the Company if joint instructions are required pursuant to this Escrow Agreement.
Periodically, the Lead Placement Agent and/or the Company may issue payment orders to us to transfer funds by federal funds wire. The Escrow Agent reviews the orders to determine compliance with the governing documentation and to confirm signature by the appropriate party, in accordance with the incumbency list previously supplied to the Escrow Agent. The Escrow Agent’s policy requires that, where practicable, it undertake callbacks to a party other than the individual who signed the payment order to verify the authenticity of the payment order.
Inasmuch as a person is the only employee in his or her office who can confirm wire transfers, the Escrow Agent will call him or her to confirm any federal funds wire transfer payment order purportedly issued by him or her. Such person’s continued issuance of payment orders to the Escrow Agent and confirmation in accordance with this procedure will constitute such person’s agreement (1) to the callback security procedure outlined herein and (2) that the security procedure outlined herein constitutes a commercially reasonable method of verifying the authenticity of payment orders. Moreover, the Placement Agents and the Company agree to accept any risk associated with a deviation from this policy.

EXHIBIT F
Fee to JPMorgan Chase Bank, N.A.: $2,500, payable to the Escrow Agent upon execution of this Agreement. Up to 25 investors. If more than 25 investors the fee is $3,500.